UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2020

APPLIED GENETIC TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36370	59-3553710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14193 NW 119th Terrace

Suite 10

Alachua, Florida, 32165

(Address of principal executive offices) (Zip Code)

(386) 462-2204

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AGTC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2020, Applied Genetic Technologies Corporation (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) with the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, the “Agent”).

Amount. The Loan Agreement provides for a term loan in an aggregate principal amount of up to $25.0 million to be delivered in multiple tranches (the “Term Loan”). The tranches consist of (i) a term loan advance to the Company in an aggregate principal amount of $10.0 million made on June 30, 2020 (the “Closing Date”), and (ii) subject to the Lenders’ investment committee’s sole discretion, the Company has the right to request that the Lenders make additional term loan advances to the Company in an aggregate principal amount of up to $15.0 million.

Maturity. The Term Loan matures on December 1, 2023; provided that, in the event the Company meets certain conditions, including achievement of certain performance milestones, then the Term Loan matures on June 1, 2024 (the date on which the Term Loan matures, the “Term Loan Maturity Date”).

Interest Rate and Amortization. The principal balance of the Term Loan bears interest at a rate equal to the greater of either (i) the sum of (x) the Prime Rate as reported in The Wall Street Journal minus Three and One-Quarter Percent (3.25%), and (y) Nine and Three-Quarters Percent (9.75%); or (ii) Nine and Three-Quarters Percent (9.75%). Borrowings under the Loan Agreement are repayable in monthly interest-only payments through January 1, 2022 and extendable to July 1, 2022 upon achievement of certain performance milestones. After the interest-only payment period, borrowings under the Loan Agreement are repayable in equal monthly payments of principal and accrued interest until the Term Loan Maturity Date.

Initial Facility Charge. The Company paid the Lenders a due diligence fee in the amount of $20,000 and an initial facility charge in the amount of $100,000 on the Closing Date plus reimbursement of legal expenses.

Prepayment Premium. The Company may, at its option upon at least seven (7) business days’ prior notice to the Agent, prepay all, but not less than all, of the outstanding term loan advances by paying the entire principal balance, all accrued and unpaid interest thereon, together with a prepayment charge (the “Prepayment Premium”) equal to (i) three percent (3.00%) of the amount so prepaid, if such prepayment occurs in any of the first twelve (12) months following the Closing Date, (ii) two percent (2.00%) of the amount so prepaid, if such prepayment occurs after twelve (12) months but prior to twenty-four (24) months, (iii) one percent (1.00%) of the amount so prepaid, if such prepayment occurs after twenty-four (24) months but prior to thirty-six (36) months, and (iv) zero percent (0.00%) of the amount so prepaid, if such prepayment occurs thereafter.

End of Term Charge. On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that the Company prepays the outstanding secured payment obligations in full, or (iii) the date that the secured payment obligations become due and payable, the Company will pay (in addition to any Prepayment Premium) an end of term charge of Six and Ninety-Five Hundredths Percent (6.95%) of the aggregate term loan advances (the “End of Term Charge”).

Security. The Term Loan is secured by substantially all of the Company’s assets, other than the Company’s intellectual property. The Company has agreed to not pledge or secure its intellectual property to others.

Covenants; Representations and Warranties; Other Provisions. The Loan Agreement contains customary representations, warranties and both affirmative and negative covenants applicable to the Company. The Loan Agreement requires that after July 1, 2021 and upon term loan advances exceeding $10.0 million, the Company will maintain minimum unrestricted cash of at least $5.0 million plus the amount of the Company’s accounts payable not paid after the 120th day following the invoice date for such accounts payable until the Company has a market capitalization equal to or greater than $300.0 million. The negative covenants include, among other things, agreements by the Company limiting additional indebtedness, liens (including a negative pledge on intellectual property and other asserts), guaranties, mergers and consolidations, substantial asset sales, investments and loans, certain corporate changes, transactions with affiliates, and fundamental changes.

Future Financings. Under the Loan Agreement, the Lenders or their assignee or nominee have the right to participate in any equity offerings by the Company that are broadly marketed to multiple investors during the term of the loan under the Loan Agreement, in an amount of up to $2.0 million, on the same terms, conditions, and pricing afforded to other investors participating in such subsequent offering.

Default Provisions. The Loan Agreement provides for events of default customary for term loans of this type, including but not limited to non-payment, breaches or defaults in the performance of covenants, insolvency, bankruptcy and the occurrence of a material adverse effect on the Company. After the occurrence of an event of default, the Agent may (i) accelerate payment of all or any part of the secured obligations, impose a prepayment charge, and terminate the Lenders’ commitments under the Loan Agreement, (ii) sign and file in the Company’s name any notices, assignment or agreements necessary to perfect payment, or (iii) notify any of the Company’s account debtors to make payment directly to the Agent.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.05.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 1, 2020, the Company amended and restated the Company’s Code of Ethics (the “Code of Ethics”) to (i) update the appropriate person with whom employees must consult prior to accepting personal gifts, (ii) update the approval process for employees to serve on an outside, for-profit board of directors and (iii) effect minor technical, administrative and other non-substantive changes.

A copy of the Code of Ethics is available in the “Investors—Corporate Governance” section of the Company’s website at www.agtc.com.

The foregoing description of the amendments to the Code of Ethics does not purport to be complete and is qualified in its entirety by reference to the Code of Ethics, attached as Exhibit 14.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Loan and Security Agreement, dated as of June 30, 2020, by and among Applied Genetic Technologies Corporation, the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (collectively, referred to as the “Lenders”), and Hercules Capital, Inc., in its capacity as administrative agent and collateral agent for itself and Lenders.

14.1	Applied Genetic Technologies Corporation Code of Ethics

*

Certain schedules and exhibits to this Loan Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED GENETIC TECHNOLOGIES CORPORATION

By:	/s/ Brian Krex
Brian Krex
General Counsel

Date: July 2, 2020